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                                                                    Exhibit 10.3


                               SECOND AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

      THIS SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment") is entered into this 30th day of November, 1999, between Balanced Care Corporation, a Delaware corporation ("BCC"), for itself and for each of its subsidiaries (each a "Subsidiary" and collectively the "Subsidiaries," and together with BCC the "Seller") listed on Exhibit A, each with corporate offices at 1215 Manor Drive, Mechanicsburg, PA 17055 except as otherwise set forth on Exhibit A; and Christian Health Care of Missouri, Inc., a Missouri nonprofit corporation, with offices at 302 S. 7th Street, Suite B, Rogers, Arkansas 72765, or its permitted nominees ("Purchaser").

                                    RECITALS:

      WHEREAS, Seller and Purchaser entered into that certain Asset Purchase Agreement dated as of October 15, 1999 (the "Asset Purchase Agreement") relating to the purchase and sale of certain assets more particularly described therein;

      WHEREAS, Seller and Purchaser entered into that First Amendment to Asset Purchase Agreement dated as of October 21, 1999 (the "First Addendum"). Hereinafter, the Asset Purchase Agreement and the First Addendum shall hereinafter collectively be referred to as the Asset Purchase Agreement; and

      WHEREAS, the parties have agreed to amend certain provisions of the Asset Purchase Agreement.

      NOW, THEREFORE, for good and valuable consideration paid by each of the parties hereto to the other, the receipt and sufficiency of which is hereby acknowledged and in consideration of the covenants and agreements set forth herein, the parties hereto agree as follows:

1. Undefined Terms. Any term used but not defined herein shall have the meaning ascribed to such term in the Asset Purchase Agreement.

2. Amendment of Article I. (a) Article I of the Asset Purchase Agreement is hereby amended to add the following definitions:


      1.33A "Guaranty" shall mean that certain Agreement of Guaranty, Suretyship, and Indemnity dated as of the Closing Date referenced in
      Section 3.1.2 whereby the Purchaser shall unconditionally guarantee the Purchaser's obligations under the terms and conditions of the Promissory Note and the Second Promissory Note. The Guaranty shall be in a form mutually agreeable between BCC and Purchaser.

      1.45A-1 "Meditrust" shall mean Meditrust Corporation, a Delaware corporation, together with its affiliates and their respective successors and assigns, including, without limitation, Meditrust Mortgage Investments, Inc.
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      1.54A "Prepayment" shall have the meaning given to such term in Section
      11.10.

      1.54B "Promissory Note" shall mean that certain promissory note dated as of the Closing Date referenced in Section 3.1.2 made by Purchaser payable to the order of BCC in the original principal amount of $525,000, having such other terms and conditions as are more specifically set forth therein. The Promissory Note shall be in a form mutually agreeable between BCC and Purchaser.

      1.65A "Second Mortgage" shall mean that certain deed of trust dated as of the Closing Date referenced in Section 3.1.2 granted by Purchaser in favor of BCC encumbering the Owned Facilities and securing the Purchaser's obligations under the Second Promissory Note and Guaranty, having such other terms and conditions as are more specifically set forth therein. The lien of the Second Mortgage shall be subordinate only to the lien of the deed of trust granted by Purchaser in favor of its lender. The Second Mortgage shall be in a form mutually agreeable between BCC and Purchaser.

      1.65B "Second Promissory Note" shall mean that certain promissory note dated as of the Closing Date referenced in Section 3.1.2 made by Purchaser payable to the order of BCC in the original principal amount of $2,000,000, having such other terms and conditions as are more specifically set forth therein. The Second Promissory Note shall be in a form mutually agreeable between BCC and Purchaser.

(b) Section 1.46 of Article I is hereby amended and restated in its entirety to read as follows:

      1.46 "Other Agreements" shall mean the Lease Guaranty Fee Agreement(s) (if necessary and required due to the guaranty obligations of BCC required by Seller's landlords and lenders), the Second Promissory Note, the Second Mortgage and the other agreements set forth on
            Schedule 1.46, including any other agreements executed and delivered under or in connection therewith.

3. Amendment of Section 2.1.2. Section 2.1.2 of the Asset Purchase Agreement is hereby amended and restated in its entirety to read as follows:

      2.1.2 Equipment, Machinery and Other Tangible Personal Property. All machinery, equipment, leasehold improvements, automobiles, supplies, office furniture and office equipment, computing and telecommunications equipment and other items of personal property that are owned or leased by Seller located at any of the Facilities or the Seller's regional office headquarters in Springfield, Missouri and used in connection with the Business, including but not limited to those described in Schedule 2.1.2 hereto.


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4. Amendment of Section 3.1.2. Section 3.1.2 of the Asset Purchase Agreement is
hereby amended and restated in its entirety to read as follows:

      3.1.2 Form of Payment. The Purchase Price (subject to any adjustments as set forth in Schedule 2.1.3) shall be paid by Purchaser as follows:

            (i) Escrow Amount. $250,000 (the "Escrow Amount") to be paid by Purchaser to Escrow Agent on the date of execution of this Agreement and held by Escrow Agent pursuant to the terms and subject to the conditions of the Deposit Escrow Agreement and this Agreement. The Seller and Purchaser shall simultaneously herewith enter into a Deposit Escrow Agreement substantially in the form attached to Exhibit C hereto.

            (ii) Cash Consideration. $6,425,000 in cash (Purchase Price less the Escrow Amount, less the original principal amount of the Promissory Note, less the original principal amount of the Second Promissory Note), by wire transfer of immediately available funds to BCC at the time of Closing.

            (iii) Promissory Note. At Closing, Purchaser shall deliver the
                  Promissory Note to BCC in the original principal amount of $525,000 (unless Purchaser, in its sole discretion, agrees to pay the entire Purchase Price in cash consideration at Closing). The Promissory Note shall provide for the payment of interest at a rate equal to ten percent (10%) per annum. Commencing on the 1st day of the first calendar month immediately following Closing and continuing on the first day of each month for the next forty-eight (48) months, Purchaser shall make payments of principal and interest on the outstanding principal amount of the Promissory Note based on an amortization of forty-eight (48) months. On the maturity date, all principal and accrued but unpaid interest under the Promissory Note shall be immediately due and payable in full. In addition and as additional security for the repayment of the Promissory Note, the principal(s) of Purchaser and Seller shall enter into the Guaranty.

            (iv) Second Promissory Note. At Closing, Purchaser shall deliver the Second Promissory Note to BCC in the original principal amount of $2,000,000 (unless Purchaser, in its sole discretion, agrees to pay the entire Purchase Price in cash consideration at Closing). The Second Promissory Note shall provide for the payment of interest at a rate equal to eight and three/quarters percent (8.75%) per annum. Commencing on the 1st day of the first calendar month immediately following Closing and continuing on the first day of each month thereafter including June 1, 2000, Purchaser shall make payments of interest only on the outstanding principal


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                  amount of the Second Promissory Note. Commencing on July 1,
                  2000 and continuing thereafter on the first day of each month including June 1, 2002, Purchaser shall make payments of principal and interest on the outstanding principal amount of the Second Promissory Note based on an amortization of twenty-four (24) months. On June 1, 2002, all principal and accrued but unpaid interest under the Second Promissory Note shall be immediately due and payable in full. Notwithstanding the foregoing, in the event Purchaser pays off the existing lease and loan obligations in favor of Meditrust with respect to the Facilities, all principal and accrued but unpaid interest under the Second Promissory Note shall be immediately due and payable in full. There will be no penalty for prepayment under the Second Promissory Note. As additional security for the repayment of the Second Promissory Note, the principal(s) of Purchaser shall enter into the Guaranty. In addition and as additional security for the repayment of the Second Promissory Note, Purchaser shall use commercially reasonable efforts to obtain approval from its lender for Purchaser to grant the Second Mortgage in favor of BCC.

5. Amendment of Section 7.7. The last sentence of Section 7.7 is hereby amended and restated in its entirety to read as follows:

      The Parties agree to finalize the form and content of the Lease Guaranty Fee Agreement on terms mutually acceptable to both Parties on or before Closing.

6. Amendment of Article XI. A new Section 11.10 is hereby added to Article XI, which reads in its entirety as follows:

            11.10. Prepayment of Hawthorn Loan. On the Closing Date, Purchaser shall make a prepayment on Seller's behalf on the $41,385,000 loan from Meditrust to Hawthorn Health Properties, Inc. in an amount equal to $4,000,000 (the "Prepayment"). In the event Closing does not occur, the Prepayment shall be returned by Meditrust to Purchaser. Notwithstanding the foregoing, in the event Meditrust does not require or otherwise waives the Prepayment requirement at Closing, Purchaser shall be required to pay Seller $2,000,000 in cash consideration at Closing in lieu of entering into the Second Promissory Note as contemplated and set forth in Section 3.1.2(iv) above.

 7. Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A counterpart may consist of a signature page of this Agreement.

8. Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.


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9. Force and Effect of Amendment. Except as specifically amended, modified or supplemented as set forth in this Amendment, the Asset Purchase Agreement remains in full force and effect and is hereby ratified by the parties hereto and thereto.

10. Governing Law. The validity and interpretation of this Amendment shall be construed in accordance with, and governed by, the internal laws of the State of Missouri, without regard to principles of conflicts of laws.



               [THE NEXT PAGE FOLLOWING IS THE SIGNATURE PAGE]


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      IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Amendment to be signed in their respective names by an officer thereof duly authorized as of the date first above written.


WITNESS:                            PURCHASER:
                                    CHRISTIAN HEALTH CARE OF MISSOURI, INC.


/s/ Ray Green                       By: /s/ Allen Kilgore
-------------                       -----------------------
                                    Name:  Allen D. Kilgore
/s/                                 Title: President
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WITNESS:                            SELLER:
                                    BALANCED CARE CORPORATION, for itself and
                                    for each of the Subsidiaries


/s/ John F. Duggan                  By: /s/ Brad E. Hollinger
------------------                  -------------------------
                                    Name: Brad E. Hollinger
/s/ Angie A. Kelly                  Title: Chairman & CEO
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